SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 17, 2004

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	0-32453	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 REGULATION FD DISCLOSURE

A. Introduction

On December 20, 2004, Inergy, L.P. (the “Partnership”) issued a press release announcing the pricing of its private placement of $425.0 million in principal amount of senior notes due 2014 (the “Notes”). The Partnership also announced that it intends to use the net proceeds to repay indebtedness incurred in connection with its acquisition of the propane operations of Star Gas Partners, L.P., which closed on December 17, 2004.

The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the Notes. The Notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

B. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

C. Supplemental Information

The following sets forth certain supplemental information contained in the offering memorandum dated December 17, 2004 relating to the private placement of the Notes (the “Offering Memorandum”). Except as otherwise indicated in the supplemental information set forth below, or as the context may otherwise require (i) references to “the Partnership,” “we,” “our,” “us,” or like terms refer to Inergy, L.P. or to Inergy, L.P. and its subsidiaries, (ii) references to the “Notes” refer to the senior notes due 2014 of the Partnership that are the subject of the Offering Memorandum, and (iii) references to “our predecessor” refer to Inergy Partners, LLC, the entity that conducted our business prior to our initial public offering.

1. Summary

On December 17, 2004, we purchased 100% of the partnership interests in Star Gas Propane, L.P., or Star Gas Propane, for approximately $475 million plus working capital adjustments (see “Summary—Recent Developments—Star Gas Propane Acquisition and Concurrent Financings”). This acquisition will add approximately 334,000 customers throughout the Midwest, the Northeast, Florida and Georgia. During fiscal 2004, Star Gas Propane delivered approximately 168 million gallons of retail propane to its customers. As a result of the consummation of this acquisition, we believe we are the fifth largest retail propane company in the United States, serving approximately 600,000 customers from approximately 270 customer service centers in 26 states. We believe our acquisition of Star Gas Propane is beneficial to us because Star Gas Propane, like us, has a retail focus with high tank ownership and decentralized operations with local business branding and because the acquisition expands our customer base, increases the scale of our operations and strengthens our geographic diversity.

Recent Developments

Star Gas Propane Acquisition and Concurrent Financings

On December 17, 2004, we purchased 100% of the partnership interests (but specifically excluding Petro Holdings, Inc., a subsidiary of Star Gas Propane) in Star Gas Propane, the propane operating partnership of Star Gas Partners, L.P. (NYSE: SGU, SGH), for approximately $475 million plus working capital adjustments, which we refer to as the “Star Gas Propane Acquisition.” As a result of the consummation of this acquisition, we believe we are the fifth largest retail propane company in the United States serving approximately 600,000 customers from approximately 270 customer service centers in 26 states. In fiscal 2004, Star Gas Propane delivered approximately 168 million gallons of retail propane to customers located throughout the Midwest, the Northeast, Florida and Georgia.

We believe the Star Gas Propane Acquisition provides several key strategic benefits. The acquisition more than doubles our existing customer base, strengthens our position in the Great Lakes region and expands our retail propane business into the attractive Northeast market. We believe our acquisition of Star Gas Propane is beneficial to us because Star Gas Propane, like us, has a retail focus with high tank ownership and decentralized operations with local business branding and because the acquisition expands our customer base, increases the scale of our operations and strengthens our geographic diversity.

We financed the Star Gas Propane Acquisition and related fees and expenses through:

•	$91 million of proceeds from issuances of our common units to certain institutional investors;

•	$375 million in borrowings under our new 364-day credit facility; and

•	approximately $23.4 million in borrowings under our new revolving acquisition credit facility.

These amounts exclude additional borrowings we made under our new revolving acquisition credit facility to fund working capital adjustments in connection with the Star Gas Propane Acquisition.

We will use the net proceeds from this notes offering to repay all $375 million outstanding under the 364-day credit facility, with the $38.4 million balance of the net proceeds being applied to the revolving acquisition credit facility.

Each of the issuances of our common units to the institutional investors and the borrowings under our 364-day facility and new revolving acquisition credit facility occurred concurrently with the consummation of the Star Gas Propane Acquisition. Please see “Use of Proceeds,” “Capitalization” and “Our Recent Acquisitions—Star Gas Propane” for more information about this acquisition and its related financing.

Equity Commitments

The issuances of common units at the closing of the Star Gas Propane Acquisition were made pursuant to equity purchase commitments we received from Kayne Anderson MLP Investment Company, Tortoise Energy Infrastructure Corporation and RCH Energy MLP Fund LP and a related fund. Proceeds from these commitments were $91 million. We collectively refer to these equity commitments throughout this offering memorandum as the “Equity Commitments.”

New Credit Facilities

In connection with the closing of the Star Gas Propane Acquisition, we entered into new credit facilities which have terms of five years and consist of a $75.0 million revolving working capital facility and a $250.0 million revolving acquisition credit facility. The terms of our new revolving credit facilities are substantially similar to, and replace, our previous revolving credit facilities. In addition, we also contemporaneously entered into a 364-day credit facility for borrowings related to the Star Gas Propane Acquisition.

Recent Equity Offering

On December 16, 2004, we priced an underwritten public offering of 4,400,000 of our common units. The common units are to be sold pursuant to our effective shelf registration statement at a public offering price of $28.80 per unit with anticipated proceeds of $120.8 million, net of estimated offering expenses and underwriters’ discounts. The underwriters were also granted a 60-day option to purchase up to an additional 660,000 common units if they sell more than 4,400,000 common units in that offering and subject to certain other conditions. We will use the net proceeds to repay borrowings under our revolving acquisition credit facility. The closing of the common unit offering is expected to occur on December 22, 2004.

2. Capitalization

The following table sets forth our capitalization as of September 30, 2004:

•	on a consolidated historical basis;

•	as adjusted to give effect to (i) our additional indebtedness subsequent to September 30, 2004 and prior to the date hereof, consisting of approximately $42 million under our revolving acquisition credit facility and approximately $4.9 million of other indebtedness incurred in connection with other acquisitions and (ii) the Star Gas Propane Acquisition and the related debt and equity financings, including:

•	the consummation of the Star Gas Propane Acquisition,

•	the closing of our new credit facilities and related expenses and the borrowing of approximately $23.4 million under our revolving acquisition credit facility in connection with the Star Gas Propane Acquisition,

•	the sale of our common units pursuant to the Equity Commitments, with net proceeds of $91 million, and

•	borrowings of $375 million under our 364-day credit facility in connection with the Star Gas Propane Acquisition; and

•	as further adjusted to give effect to (i) the offering of these notes and the application of the net proceeds of $413.4 million to repay outstanding indebtedness under our 364-day credit facility and our revolving acquisition credit facility, and (ii) the closing of our recently priced common units public offering and the application of the net proceeds of $120.8 million to repay outstanding indebtedness under our revolving acquisition credit facility.

The following table does not reflect any borrowings we may make to fund acquisitions pursuant to our outstanding letters of intent.

	As of September 30, 2004
	Historical	As Adjusted		As Further Adjusted
	($ in thousands)
Cash	$2,256	$2,256		$2,256

Debt:
Revolving working capital credit facility(a)	$26,403	$26,403		$26,403
Revolving acquisition credit facility(a)	105,750	171,101	(b)	11,891	(c)
364-day credit facility		375,000	(d)	—	(e)
Senior notes	—	—		425,000	(f)
Other debt	5,448	10,369	(g)	10,369

Total Debt	137,601	582,873		473,663
Total Partners’ Capital	252,043	336,398	(h)	457,233	(i)

Total Capitalization	$389,644	$919,271		$930,896

(a)	Concurrently with the consummation of the Star Gas Propane Acquisition, we entered into a new five-year $75.0 million revolving working capital credit facility and a new five-year $250.0 million revolving acquisition credit facility with terms substantially similar to our prior credit facilities.
(b)	Includes borrowings subsequent to September 30, 2004 of $42 million under the revolving acquisition facility and fees and expenses of $14.4 associated with the closing of our new credit facilities and the Star Gas Propane Acquisition.
(c)	Represents the repayment of indebtedness under our revolving acquisition credit facility with the net proceeds from the public offering of our common units, together with the remaining net proceeds from the sale of the notes offered hereby.
(d)	Represents borrowings under the new 364 day credit facility.
(e)	Represents the repayment of the 364-day credit facility with the proceeds from the sale of these notes.
(f)	Represents gross proceeds from the sale of these notes.
(g)	Includes approximately $4.9 of other debt related to acquisitions other than Star Gas Propane.
(h)	Represents additional partners’ capital resulting from the Equity Commitments, net of (i) a write down of approximately $1.8 million for unamortized underwriting fees related to the existing revolving credit facility and (ii) the expensing of $4.8 million in fees related to the 364-day credit facility. Other fees of $21.2 million are capitalized.
(i)	Represents additional partners’ capital from our public offering of 4.4 million common units, net of underwriters’ discount and other expenses.

3. Unaudited Pro Forma Condensed Combined Financial Information

Introduction

On December 17, 2004, we purchased 100% of the partnership interests in Star Gas Propane, L.P. for approximately $475 million, plus a working capital adjustment.

We have included in this final offering memorandum audited financial statements for Star Gas Propane, L.P. as of and for the three fiscal years ended September 30, 2004 and pro forma condensed combined financial statements as of and for the fiscal year ended September 30, 2004. You should review carefully the historical and pro forma condensed combined financial information that are included in this offering memorandum before purchasing any notes in this offering.

We have presented below our unaudited pro forma condensed combined financial statements as of September 30, 2004 and for the fiscal year ended September 30, 2004. Our unaudited pro forma condensed combined balance sheet reflects the following transactions as if such transactions occurred as of September 30, 2004:

•	the closing of the Star Gas Propane Acquisition for consideration of $475 million, without giving effect to working capital adjustments;

•	the closing of this offering of notes; and

•	the funding of the Equity Commitments.

Our unaudited pro forma condensed combined consolidated statement of operations reflects the aforementioned transactions as if each such transaction occurred as of October 1, 2003.

Our unaudited pro forma condensed combined financial statements do not reflect any borrowings we may make to fund acquisitions pursuant to our outstanding letters of intent or our recently priced public offering of 4,400,000 of our common units with expected net proceeds of $120.8 million, which is expected to close on December 22, 2004. We will use the net proceeds of our public offering of common units to repay borrowings under our revolving acquisition credit facility.

Because the Star Gas Propane Acquisition closed prior to the pricing of this offering of notes, we borrowed approximately $375 million under our 364-day facility to fund the acquisition.

The results of operations presented below are pro forma for the Star Gas Propane Acquisition but are not pro forma for the full year impact of the 17 acquisitions we completed during fiscal 2004 or the acquisition of Moulton Gas completed subsequent to fiscal 2004. These acquisitions were consummated over different time periods and were accounted for under the purchase method of accounting. Accordingly, the results of operations for our fiscal 2004 acquisitions are included in our historical financial statements from the applicable date of the acquisition, and not on a pro forma or a full year basis.

Descriptions of the adjustments for the Star Gas Propane Acquisition and related financings are presented in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and accompanying notes should be read in conjunction with the historical financial statements included in this offering memorandum. The pro forma condensed combined balance sheet and the pro forma condensed combined statement of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and, therefore, the actual adjustments may materially differ from the pro forma adjustments. The acquisition of Star Gas Propane, L.P. will be accounted for as an acquisition under the purchase method of accounting in accordance with Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations. The assets and liabilities of Star Gas Propane, L.P. will be reflected at fair value. A final determination of the purchase accounting adjustments, including the allocation of the purchase price of the assets acquired and liabilities assumed based on their fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the following unaudited pro forma condensed combined financial statements are preliminary and have been made solely for purposes of developing such unaudited pro forma condensed combined financial statements. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions described above. The unaudited pro forma condensed combined financial statements do not purport to present our financial position or results of operations had the Star Gas Propane Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

INERGY, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

September 30, 2004

	Historical
	Inergy, L.P.	Star Gas Propane, L.P.	Purchase Adjustment		Debt/Equity Offering Adjustment		Pro Forma
	(in thousands)
Assets

Current assets:
Cash	$2,256	$11,366	$(479,500	)(a)	$413,375	(b)	$13,622
					91,000	(c)
					(15,000	)(d)
					(9,875	)(e)
Accounts receivable, net	49,441	19,427					68,868
Inventories	56,404	13,411					69,815
Prepaid expenses and other current assets	5,494	6,084					11,578
Assets from price risk management activities	23,015	—					23,015
Due from affiliates	—	10,658	(10,658	)(a)			—

Total current assets	136,610	60,946	(490,158)		479,500		186,898

Property, plant and equipment, net	215,253	183,823	98,610	(a)			497,686
Intangible assets, net	73,600	76,314	31,807	(a)	11,625	(b)	196,576
					5,062	(e)
					(1,832	)(f)
Goodwill	78,128	42,615	46,443	(a)			167,186

Other	228	3,562	(449	)(a)			3,341

Total assets	$503,819	$367,260	$(313,747)		$494,355		$1,051,687

Liabilities and Partners’ Capital

Current liabilities:
Accounts payable	$54,621	$10,930					$65,551
Accrued expenses	13,937	10,199					24,136
Customer deposits	15,977	29,305					45,282
Liabilities from price risk management activities	29,640						29,640

Current portion of long term debt	23,615	10,250	$(10,250	)(a)			23,615
Due to affiliate		32,500	(32,500	)(a)			—

Total current liabilities	137,790	93,184	(42,750)		—		188,224

Long term debt, less current portion	113,986	88,000	(88,000)		$425,000	(b)	523,986
					(15,000	)(d)
Other long term liabilities		1,127					1,127
Deferred tax liability		1,952					1,952
Partners’ capital	252,043	182,997	119,643	(a)	91,000	(c)	338,211
			(302,640	)(a)	(4,813	)(e)
					(1,832	)(f)

Total liabilities and partners’ capital	$503,819	$367,260	$(313,747)		$494,355		$1,051,687

See accompanying notes.

INERGY, L.P.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Twelve Months Ended September 30, 2004

(in thousands)

	Historical
	Inergy, L.P.	Star Gas	Purchase Adjustment	Debt/Equity Offering Adjustment		Pro Forma
	(in thousands)
Revenues:
Propane	$431,202	$317,139				$748,341
Other	51,294	31,707				83,001

	482,496	348,846	—	—		831,342
Cost of product sold	359,053	196,998				556,051

Gross profit	123,443	151,848	—	—		275,291

Expenses:
Operating and administrative	81,296	102,793				184,089
Depreciation and amortization	21,089	20,030	514 (g)			41,633

Operating income	21,058	29,025	(514)	—		49,569

Other income (expense)
Interest expense	(7,878)	(10,390)		(20,532	)(h)	(38,800)
				—		—
Interest expense related to write off						—
of deferred financing costs	(1,216)	(166)				(1,382)
Make whole premium charge	(17,949)					(17,949)
Swap value received	949					949
Gain (loss) on sale of property, plant and equipment	(203)					(203)
Finance charges	704					704
Other	106	69				175

Income (loss) before income taxes	(4,429)	18,538	(514)	(20,532)		(6,938)

Provision for income tax	167	990				1,157

Net income (loss)	$(4,596)	$17,548	$(514)	$(20,532)		$(8,095)

See accompanying notes.

Notes to unaudited pro forma condensed combined financial information

Pro forma adjustments

(a)	Reflects the total purchase price for the Star Gas Propane Acquisition of $479.5 million, calculated as follows (in thousands):

	Aggregate cash purchase price to seller			$475,000
	Direct acquisition costs			4,500

	Total Star Gas Acquisition purchase price			$479,500

	Our preliminary allocation of the total consideration for the Star Gas Propane Acquisition as follows (in thousands):

		Historical Net Book Value	Assets and Liabilities Not Acquired	Historical Net Book Value of Acquired Assets and Liabilities	Purchase Price Allocation	Preliminary Fair Value
	Current assets	$60,946	$(10,658)	$50,288		$50,288
	Property, plant and equipment	183,823		183,823	$98,610	282,433
	Intangible assets	76,314		76,314	31,807	108,121
	Other assets	3,562	(449)	3,113		3,113
	Goodwill	42,615		42,615	46,443	89,058
	Current liabilities	(93,184)	42,750	(50,434)		(50,434)
	Other long term liabilities	(91,079)	88,000	(3,079)		(3,079)

	Total	$182,997	$119,643	$302,640	$176,860	$479,500

	Adjustments for assets and liabilities not acquired reflect the elimination of certain current and noncurrent balances of $119.6 million pursuant to our purchase agreement. This includes the balance due from and to affiliates of approximately $(10.7) million and $32.5 million, respectively, as well as approximately $98.3 million of long term debt being retained by the seller. Deferred debt issuance costs of $0.4 million related to the retained debt will be written off.

	Approximately $108.1 million of the total Star Gas Propane Acquisition purchase price has been preliminarily allocated to identifiable intangible assets consisting primarily of customer lists and non-compete agreements. These intangible assets are being amortized over estimated useful lives ranging from 3 to 15 years.

(b)	Reflects gross proceeds of our $425 million senior notes offering, net of approximately $11.6 million in initial purchasers’ discounts and offering expenses. The fees are subject to amortization over the life of the senior notes. The net proceeds will be used to repay indebtedness incurred in connection with the Star Gas Propane Acquisition and to repay other indebtedness.

(c)	Reflects net proceeds to us of $91 million from the issuance of common units to Kayne Andersen MLP Investment Company, Tortoise Energy Infrastructure Corporation, and RCH Energy MLP Fund L.P. and a related fund.

(d)	Reflects repayment of the new acquisition revolving credit facility of approximately $15.0 million.

Notes to unaudited pro forma condensed combined financial information—continued

Pro forma adjustments

(e)	Reflects transaction expenses of $9.9 million comprised of a $2.0 million commitment fee for the new 364-day credit facility, a $2.8 million drawing fee for the new 364-day credit facility, $4.1 million in fees to the lenders incurred in connection with refinancing our acquisition and working capital revolving facilities and $1.0 million in other legal, printing and accounting expenses incurred in connection with the credit facilities and related transactions.

(f)	Reflects the write off of $1.8 million of deferred financing costs associated with the retirement of our previous credit facility.

(g)	Reflects the pro forma adjustment to depreciation and amortization expense as follows (in thousands):

	Eliminate the historical depreciation and amortization expense	$(20,030)
	Pro forma depreciation and amortization expense	20,544

	Pro forma adjustment to depreciation and amortization expense	$514

(h)	Reflects pro forma adjustments to interest expense as follows (in thousands):

	Eliminate historical interest expense	$(10,390)

	Interest expense relating to the new senior notes and the new credit facility	28,421
	Interest expense resulting from amortization of deferred financing costs	2,501

	Pro forma adjustment to interest expense	$20,532

4. Description of Previous and New Credit Facilities

Description of Previous and New Credit Facilities

Effective May 27, 2004, our operating company, Inergy Propane, LLC, executed a Sixth Amended and Restated Credit Agreement (the “Amended Facility”) with its existing lenders in addition to others. The Amended Facility consisted of a $75 million revolving working capital facility and a $225 million revolving acquisition facility. The Amended Facility had an expiration date of July 29, 2006. The Amended Facility was guaranteed by us and our domestic subsidiaries. The Amended Facility accrued interest at either prime rate or LIBOR plus applicable spreads, resulting in interest rates of between 3.77% and 4.75% at September 30, 2004. At September 30, 2004, borrowings outstanding under the Amended Facility were $132.2 million, including $26.4 million under the revolving working capital facility. Of the outstanding Amended Facility balance of $132.2 million, $109.8 million is classified as long-term in the accompanying 2004 consolidated balance sheet. At November 1, 2004, the borrowings outstanding under the Amended Facility were $143.8 million, including $38.1 million under the revolving working capital facility.

During each fiscal year beginning October 1, the outstanding balance of the revolving working capital facility must be reduced to $4.0 million or less for a minimum of 30 consecutive days during the period commencing March 1 and ending September 30 of each calendar year.

The obligations under the Amended Facility were secured by first priority liens on substantially all assets of Inergy Propane and its subsidiaries, the pledge of all of Inergy Propane’s equity interests in its domestic subsidiaries and by a pledge of our membership interest in Inergy Propane.

Indebtedness under the Amended Facility bore interest at the option of Inergy Propane at either prime rate or LIBOR (preadjusted for reserves), plus in each case, an applicable margin. The applicable margin varied quarterly based on Inergy Propane’s leverage ratio. Inergy Propane incurred a fee based on the average daily unused commitments under the credit facility.

Inergy Propane was required to use 100% of the net cash proceeds (that were not applied to purchase replacement assets) from asset dispositions (other than the sale of inventory and motor vehicles in the ordinary course of business) to reduce borrowings under the Amended Facility during any fiscal year in which unapplied net cash proceeds were in excess of $10 million. Any such mandatory prepayments were applied first to reduce borrowings under the acquisition facility and then under the working capital facility.

In addition, the Amended Facility contained various covenants limiting the ability of Inergy Propane and its subsidiaries to (subject to various exceptions), among other things:

•	grant or incur liens;

•	incur other indebtedness (other than permitted debt);

•	make investments, loans and acquisitions;

•	enter into a merger, consolidation or sale of assets;

•	enter into in any sale-leaseback transaction or enter into any new business;

•	issue or modify the terms of any equity or other securities,

•	enter into any agreement that conflicts with the credit facility or ancillary agreements;

•	make any change in its principles and methods of accounting as currently in effect, except as such changes are permitted by GAAP;

•	enter into certain affiliate transactions;

•	pay dividends or make distributions in excess of available cash or if we are in default under the credit agreement;

•	permit operating lease obligations to exceed $7.5 million in any fiscal year;

•	enter into any debt (other than permitted junior debt as defined below) which contains covenants more restrictive than those of the credit facility).

•	enter into put agreements granting put rights with respect to equity interests of Inergy Propane or its subsidiaries; and

•	modify their respective organizational documents.

“Permitted junior debt” as defined in the Amended Facility is debt of us and our subsidiaries that is either unsecured debt or second lien debt that is subordinated to the obligations under the Amended Facility. Permitted junior debt may be incurred under the Amended Facility if: (i) there is no default under the Amended Facility, (ii) the ratio of our total funded debt to consolidated EBITDA is less than 5.0 to 1.0 on a pro forma basis; (iii) the debt does not mature, and no installments of principal are due and payable on the debt, prior to the maturity date of the Amended Facility; (iv) the debt does not contain financial covenants more restrictive than those in the Amended Facility and (v) the debt does not restrict the granting of liens under the Amended Facility.

In addition, we were prohibited from incurring indebtedness except our guarantee of the Amended Facility and permitted junior debt.

Furthermore, the Amended Facility contained the following financial covenants:

•	the ratio of consolidated EBITDA (as defined in the credit facility) to consolidated interest expense (as defined in the credit facility) must be at least 2.5 to 1.0 for any fiscal quarter;

•	the ratio of total funded debt (as defined in the credit facility) to consolidated EBITDA for the operating company may not exceed 4.75 to 1.0; and

•	the ratio of total funded debt to consolidated EBITDA for us may not exceed 5.00 to 1.0.

Each of the following was an event of default under the Amended Facility:

•	default in payment of principal when due;

•	default in payment of interest, fees or other amounts within three days of their due date;

•	violation of specified affirmative and negative covenants;

•	default in performance or observance of any other term, covenant, condition or agreement contained in the credit facility or ancillary agreements for 30 days;

•	specified cross-defaults;

•	bankruptcy and other insolvency events of Inergy Propane, its subsidiaries or us;

•	impairment of the enforceability or the validity of agreements relating to the Amended Facility;

•	judgments exceeding $2.5 million against Inergy Propane, its subsidiaries or us are undischarged or unstayed for 30 days;

•	certain change of control events; and

•	a condition or event occurs that could have a material adverse effect in the reasonable judgment of two-thirds of the Amended Facility lenders.

Concurrently with the consummation of the Star Gas Propane Acquisition, we entered into a new five-year $250.0 million revolving credit facility for acquisitions and a new five-year $75.0 million revolving working capital credit facility with terms substantially similar to our existing facilities. Under the new credit facilities, the borrower is us rather than our operating company, and we have the option to utilize up to $25.0 million of available borrowing capacity from our new acquisition revolving credit facility for working capital purposes.

The new credit facilities contain the following financial covenants:

•	the ratio of consolidated EBITDA (as defined in the credit facilities) to consolidated interest expense (as defined in the credit facilities) must be at least 2.5 to 1.0 for any fiscal quarter;

•	the ratio of total funded debt (as defined in the credit facilities) to consolidated EBITDA may not exceed 5.50 to 1.0 as of the end of the fiscal quarters ending December 31, 2004 and March 31, 2005 and 4.75 to 1.0 as of the end of any fiscal quarter thereafter; and

•	the ratio of total senior secured funded debt (as defined in the credit facilities) to consolidated EBITDA may not exceed 3.75 to 1.0 as of the end of each fiscal quarter ending on and after December 31, 2005.

In addition, we borrowed $375 million under a new 364-day credit facility to fund part of the purchase price of the Star Gas Propane Acquisition. For more information about the new five-year and interim credit facilities please see “Description of Other Indebtedness.”

5. Description of Other Indebtedness

Revolving Credit Facilities

Prior to the consummation of the Star Gas Propane Acquisition, we had a $225.0 million revolving acquisition credit facility and a $75.0 million revolving working capital facility. Concurrently with the consummation of the Star Gas Propane Acquisition, we entered into a new five-year $250.0 million revolving acquisition credit facility and a new five-year $75.0 million revolving working capital credit facility with JPMorgan Chase Bank, N.A., Lehman Commercial Paper Inc., Wachovia Bank, National Association, Fleet National Bank, Bank of Oklahoma, National Association, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC on terms substantially similar to our previous facilities. The borrower under the new credit facilities is us rather than our operating company and is guaranteed by all of our domestic subsidiaries. We have the option to utilize up to $25.0 million of available borrowing capacity from our new revolving acquisition credit facility for working capital purposes. For a description of our previous credit facilities please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Description of Previous and New Credit Facilities.”

364-Day Acquisition Credit Facility

Concurrently with the consummation of the Star Gas Propane Acquisition, we entered into a 364-day credit facility with JPMorgan Chase Bank, N.A., J.P. Morgan Securities Inc., Lehman Brothers Inc., Lehman Commercial Paper Inc., Wachovia Bank, National Association and Fleet National Bank, and we borrowed $375 million under this facility. The 364-day credit facility is guaranteed by all of our domestic subsidiaries and is secured on an equal basis with our revolving credit facilities. Borrowings under this 364-day credit facility were used to finance part of the Star Gas Propane Acquisition and related expenses.

All borrowings under the 364-day facility will be permanently repaid with the net proceeds from this offering, and the 364-day facility will be terminated.

Borrowings under our 364-day credit facility bear interest at a rate of approximately 4.75%.

The 364-day credit facility imposes certain operating and financial restrictions on us, many of which are substantially similar to those contained in our new credit facilities. Such restrictions in many cases limit or prohibit, among other things, our ability to incur additional indebtedness (other than the notes offered hereby), create liens, sell assets, enter into a merger and pay dividends or make distributions.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated December 20, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

By:	INERGY GP, LLC,
Its Managing General Partner

Date: December 21, 2004	By:	/S/ LAURA L. OZENBERGER
Laura L. Ozenberger Vice President, General Counsel and Secretary